The Board of Directors
The Netplex Group, Inc.:

We consent to the use of our report on the statements of The Netplex Group, Inc. (formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1994, and for the year then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/Tocci, Goldstein & Company LLP
---------------------------------
/s/Tocci, Goldstein & Company LLP

New York, NY
November 18, 1996

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